EXHIBIT 23.1

                          Independent Auditor's Consent

Board of Directors and Shareholders
Orrstown Financial Services, Inc.


     We consent to the incorporation by reference in to previously filed Registration Statements (Form S-4 No. 33-18888 and Form S-3 No. 333-53405) of Orrstown Financial Services, Inc. of our report dated January 31, 2000, appearing in the 1999 annual report to shareholders incorporated by reference in this Form 10-K of Orrstown Financial Services, Inc. for the year ended December 31, 1999.

                                            SMITH ELLIOTT KEARNS & COMPANY, LLC

Chambersburg, Pennsylvania

March 15, 2000